EXHIBIT 99.1
Ranger Energy Services, Inc. Acquires PerfX Wireline Services

HOUSTON--(BUSINESS WIRE) -- Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) continues the expansion of its wireline services business with the announcement of the acquisition of PerfX Wireline Services (“PerfX”).
Ranger is pleased to announce the acquisition of PerfX, its second wireline acquisition in the last several weeks. The first, the previously announced acquisition of Patriot Completion Services (“Patriot”), closed on May 14th while the PerfX acquisition closed yesterday, July 8th. The combination of Patriot and PerfX significantly increases the scale and scope of our existing Mallard wireline business. We are extending our range of services beyond our current completion-oriented work to now include a full suite of production services as well as adding geographic diversity.
Bill Austin, Chairman of the Board and interim CEO of Ranger stated, “Similar to our previously announced acquisition of Patriot, the addition of PerfX to our Ranger portfolio of companies checks a number of strategic boxes. With these two acquisitions we now have the scale, scope and diversification necessary to ensure the long-term success of our wireline service offerings under the Ranger umbrella. Moving forward, Ranger will continue its focus on balance sheet strength and free cash flow generation. We are pleased to have completed these two transactions and expect more opportunities to grow our businesses through acquisitions”.
Assets
Together, the Patriot and PerfX transactions add 55 wireline trucks, 10 cranes, and four pump-down pumps to Ranger’s existing Mallard fleet of 13 wireline trucks and eight pumps. Additionally, these acquisitions bring eight locations and 27 incremental customers, as well as full packages of other ancillary equipment. Both Patriot and PerfX are young companies with a full suite of recently built state-of-the-art assets. As a result, we expect to see only nominal maintenance capital expense associated with these assets over the next few years.
Strategic Intent
As noted, these acquisitions add significant scale to Ranger’s existing wireline business, increasing Mallard’s 13 unit count to a post-transactions total of 68 wireline trucks. Geographically, we are expanding beyond Mallard’s current Permian focus to a footprint that includes the DJ, Bakken and Powder River basins in eight incremental locations. In addition to the geographic diversity, Patriot adds an extensive production services focus to Mallard’s completion-only offering. This balances our service intensity across the entire well life helping to smooth revenue and earnings volatility across the commodity cycles. These acquisitions also enhance our wireline customer diversification with the addition of 27 incremental wireline customers.
Purchase Price
On a combined basis, for both the Patriot and PerfX transactions, RNGR has issued 2.256 million shares of Class A Common Stock representing 12% of the pro-forma, post-transaction outstanding Class A and B Common Stock. Additionally, Ranger has assumed a total of $12 million of light duty vehicle leases and rolling-stock associated term debt.
Financial Metrics
In Q1 2021, the combination of Patriot and PerfX posted $30 million of revenue, a proforma increase of 78% over Ranger’s reported total company revenue of $38 million. Gross margins for the acquired businesses are currently in the 12-16% range. Once fully integrated, we expect these margins to increase to at least 20%, a margin level more in-line with Mallard’s historic operating performance. Note that the Patriot and PerfX Q1 2021 revenue reflects a 45% wireline truck utilization. Both businesses currently have an operating capability up to a target 75% utilization, demonstrating significant upside beyond already accretive near-term expectations. On a NTM basis we expect EV/EBITDA accretion of 27% and FCF/share accretion of 34%.
XConnect Gun System
The PerfX purchase price includes a 30% ownership option in XConnect through a warrant structure. XConnect is the manufacturer of a perforating gun system developed over the last several years by the PerfX sellers alongside the PerfX Wireline service business. This ownership option is conditioned on the maintenance of a specific minimum level of XConnect purchases. Post-acquisition, XConnect is expected to remain the preferred gun supplier to PerfX’s current customer base.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs, wireline and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production through its Processing Solutions segment which engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com